UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2021, the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”) announced that the Company and Glenn L. Kellow, the Company’s President and Chief Executive Officer, have entered into an Employment Transition Agreement (the “Transition Agreement”) as part of its succession planning process. Pursuant to the Transition Agreement, Mr. Kellow will leave the Company by August 31, 2021 (the “Termination Date”). The Board has underway a comprehensive search process to identify Mr. Kellow’s successor. While this search is underway, Mr. Kellow will continue in his current role, including as a director, until a successor is appointed, which is intended to be before August 31, 2021. Mr. Kellow will also stand for reelection as a director of the Company at the Company’s next annual meeting and, if elected, will serve as a director until the Termination Date.

Mr. Kellow’s separation from the Company constitutes a termination “without cause” as defined under that certain participation agreement, dated as of February 22, 2019, as amended, between the Company and Mr. Kellow under the Peabody Energy Corporation 2019 Executive Severance Plan (the “Severance Plan”). Pursuant to the Transition Agreement, during the twelve months following the Termination Date, Mr. Kellow will make himself available to the Company for up to twenty hours per month at a rate of $85,000 per month to provide customary consulting services to ensure a smooth leadership transition at the Company. Reasonable, documented legal fees incurred by Mr. Kellow for the documentation of the Transition Agreement will be reimbursed or paid directly, subject to a cap of $20,000, along with any reasonable, documented fees incurred in any future dispute under the agreement if Mr. Kellow has acted in good faith. Mr. Kellow’s termination did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 8.01	Other Events.

On March 18, 2021, the Company issued a press release announcing the CEO transition plan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Transition Agreement, dated March 18, 2021, between Peabody Energy Corporation and Glenn L. Kellow.

99.1	Press Release dated March 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 18, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer